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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
    ISHARES INTERMEDIATE GOVERNMENT/CREDIT BOND ETF (ISHIGOVCR)
    ISHARES IBOXX $ INVESTMENT GRADE CORPORATE BOND ETF (ISHINTOP)
    BlackRock Balanced Capital Portfolio (FI) (BCS_F)
    BlackRock 2022 Global Income Opportunity Trust (BGIO)
    BlackRock California Municipal Opportunities Fund of BlackRock California M (BR-CAMO)
    BlackRock Core Bond Portfolio (BR-CORE)
    BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC)
    BlackRock Managed Income - Investment Grade Portfolio (BR-IG)
    BlackRock New York Municipal Opportunities Fund of BlackRock Multi-State Mu (BR-NYMO)
    BlackRock Strategic Municipal Opportunities Fund of BlackRock Series Trust (BR-SMO-TAX)
    BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
    BlackRock Total Return V.I. Fund (Ins - Var Ser) (BVA-BF)
    BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
    Brighthouse Funds Trust II - BlackRock Bond Income Portfolio (MET-BI) Master Total Return Portfolio of Master Bond LLC (MF-BOND)
    JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
    Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
    (SMF_PRUTR)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  07-19-2017

Security Type:                  BND/CORP

Issuer                          Morgan Stanley (2028)

Selling Underwriter             Morgan Stanley & Co. LLC

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:

List of Underwriter(s)          Morgan Stanley & Co. LLC, MUFG Securities
                                Americas Inc., ABN AMRO Securities (USA) LLC,
                                Academy Securities, Inc., BMO Capital Markets
                                Corp., BB&T Capital Markets, a division of
                                BB&T Securities, LLC, Capital One Securities,
                                Inc., Fifth Third Securities, Inc., ING
                                Financial Markets LLC, KeyBanc Capital Markets
                                Inc., Lloyds Securities Inc., PNC Capital
                                Markets LLC, RBS Securities Inc., Santander
                                Investment Securities Inc., Scotia Capital
                                (USA) Inc., R. Seelaus & Co., Inc., SG
                                Americas Securities LLC, UniCredit Capital
                                Markets LLC, U.S. Bancorp Investments, Inc.,
                                Westpac Capital Markets LLC

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TRANSACTION DETAILS

Date of Purchase                    07-19-2017

Purchase Price/Share                           Total Commission, Spread
(PER SHARE / % OF PAR)                    $100 or Profit                 0.450%

1.  Aggregate Principal Amount Purchased (a+b)                   $  227,676,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase) $   67,640,000

    b.  Other BlackRock Clients                                  $  160,036,000

2.  Aggregate Principal Amount of Offering                       $3,000,000,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.07589
05

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering..... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering......... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering........... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering...... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:             Dipankar Banerjee                 Date:   07-21-2017
                          --------------------------------         ------------
                          Global Syndicate Team Member

Approved by:              Betsy Mathews                     Date:   07-21-2017
                          --------------------------------         ------------
                          Global Syndicate Team Member

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                     DEFINITION
Fund Ratio                               Number appearing at the bottom of
                                         page 1 of 2 of the Rule 10f-3 Report
                                         form. It is the sum of the Funds'
                                         participation in the offering by the
                                         Funds and other accounts managed by
                                         BlackRock divided by the total amount
                                         of the offering.

Eligible Foreign Offering                The securities are sold in a public
                                         offering conducted under the laws of
                                         a country other than the
                                         United States and

                                         (a) the offering is subject to
                                             regulation in such country by a
                                             "foreign financial regulatory
                                             authority," as defined in
                                             Section 2(a)(50) of the
                                             Investment Company Act of 1940;

                                         (b) the securities were offered at a
                                             fixed price to all purchasers in
                                             the offering (except for any
                                             rights to purchase securities
                                             that are required by law to be
                                             granted to existing security
                                             holders of the issuer);

                                         (c) financial statements, prepared
                                             and audited as required or
                                             permitted by the appropriate
                                             foreign financial regulatory
                                             authority in such country, for
                                             the two years prior to the
                                             offering, were made available to
                                             the public and prospective
                                             purchasers in connection with the
                                             offering; and

                                         (d) if the issuer is a "domestic
                                             issuer," i.e., other than a
                                             foreign government, a national of
                                             any foreign country, or a
                                             corporation or other organization
                                             incorporated or organized under
                                             the laws of any foreign country,
                                             it (1) has a class of securities
                                             registered pursuant to section
                                             12(b) or 12(g) of the Securities
                                             Exchange Act of 1934 or is
                                             required to file reports pursuant
                                             to section 15(d) of that act, and
                                             (2) has filed all the material
                                             required to be filed pursuant to
                                             section 13(a) or 15(d) of that
                                             act for a period of at least 12
                                             months immediately preceding the
                                             sale of securities (or for such
                                             shorter period that the issuer
                                             was required to file such
                                             material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                                    DEFINITION
Eligible Municipal Securities           The securities:

                                        (a) are direct obligations of, or
                                            obligations guaranteed as to
                                            principal or interest by, a State
                                            or any political subdivision
                                            thereof, or any agency or
                                            instrumentality of a State or any
                                            political subdivision thereof, or
                                            any municipal corporate
                                            instrumentality of one or more
                                            States, or any security which is
                                            an industrial development bond
                                            (as defined in section 103(c)(2)
                                            of Title 26) the interest on
                                            which is excludable from gross
                                            income under certain provisions
                                            of the Internal Revenue Code;

                                        (b) are sufficiently liquid that they
                                            can be sold at or near their
                                            carrying value within a
                                            reasonably short period of time;
                                            and

                                        (c) either

                                             (1) are subject to no greater
                                                 than moderate credit risk; or

                                             (2) if the issuer of the
                                                 municipal securities, or the
                                                 entity supplying the
                                                 revenues or other payments
                                                 from which the issue is to
                                                 be paid, has been in
                                                 continuous operation for
                                                 less than three years,
                                                 including the operation of
                                                 any predecessors, the
                                                 securities are subject to a
                                                 minimal or low amount of
                                                 credit risk.

                                        Also, purchases of municipal
                                        securities may not be designated as
                                        group sales or otherwise allocated to
                                        the account of any prohibited seller
                                        (i.e., an affiliated underwriter).

Eligible Rule 144A Offering             The securities are sold in an
                                        offering where

                                        (a) the securities are offered or
                                            sold in transactions exempt from
                                            registration under Section 4(2)
                                            of the Securities Act of 1933,
                                            Rule 144A thereunder, or
                                            Rules 501-508 thereunder;

                                        (b) the securities were sold to
                                            persons that the seller and any
                                            person acting on behalf of the
                                            seller reasonably believe to
                                            include qualified institutional
                                            buyers, as defined in Rule 144A
                                            ("QIBs"); and

                                        (c) the seller and any person acting
                                            on behalf of the seller
                                            reasonably believe that the
                                            securities are eligible for
                                            resale to other QIBs pursuant to
                                            Rule 144A.

Government Securities Offering          The security is issued or guaranteed
                                        as to principal or interest by the
                                        United States, or by a person
                                        controlled or supervised by and
                                        acting as an instrumentality of the
                                        Government of the United States
                                        pursuant to authority granted by the
                                        Congress of the United States; or any
                                        certificate of deposit for any of the
                                        foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                                     DEFINITION
U.S. Registered Public Offering.         The securities offered are registered
                                         under the Securities Act of 1933 that
                                         are being offered to the public.